Exhibit 25


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                         _______________


                            FORM T-1
      STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE
    TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A CORPORATION
                  DESIGNATED TO ACT AS TRUSTEE

                         _______________


     BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
       (Exact name of trustee as specified in its charter)


                                                     94-1687665
 (State of Incorporation                          (I.R.S.
employer
  if not a national bank)                        identification
no.)


Los Angeles Office:
   333 South Beaudry Avenue
   25th Floor                                            90017
   Los Angeles, California                             (Zip Code)

      Head Office:
   555 California Street                                 94120
San Francisco, California                              (Zip Code)
                  _____________________________


                   GTE NORTHWEST INCORPORATED
       (Exact name of obligor as specified in its charter)

                WASHINGTON                             91-0466810
       (State or other jurisdiction of              (I.R.S.
employer
        incorporation or organization)            identification
no.)


           1800 41st Street, Everett, Washington 98201
                         (206) 261-5321
  (Address and telephone number of principal executive offices)


 DAVID S. KAUFFMAN, ESQ.                        RICHARD E.
POTTER, ESQ.
GTE Service Corporation                       GTE Northwest
Incorporated
  One Stamford Forum                               1800 41st
Street
Stamford, Connecticut 06904                   Everett, Washington
98201
    (203) 965-2986                                  (206) 261-
5321

 (Names, addresses and telephone numbers of agents for service)


           __________________________________________

                           DEBENTURES
               (Title of the indenture securities)


________________________________________________________________




1. General information.

   Furnish the following information as to the trustee:

   (a) Name and address of each examining or supervising authority to which it is subject.

       Comptroller of the Currency
       Washington, D.C.

       Federal Deposit Insurance Corporation
       Washington, D.C.

       Federal Reserve Bank of San Francisco (Twelfth District)
       San Francisco, California

       Board of Governors of the Federal Reserve System
       Washington, D.C.


   (b) Whether it is authorized to exercise corporate trust powers.

       Yes.

2. Affiliations with obligor and underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each affiliation.

       None.

     In answering this item the trustee has relied in part on information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. Trustee has also examined its own books and records for the purpose of answering this item.

Item 3 through Item 15 - Not Applicable

     There is no existing default under any indenture of the obligors for which the trustee is the indenture trustee.

16. List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility and qualification.

    Exhibit A
    Articles of Association of Bank of America National Trust and Savings Association (formerly Bank of Italy). Incorporated by reference to Exhibit A with Form T-1 Statement, Registration No. 33-47386. By-Laws of Bank of America National Trust and Savings Association. Incorporated by reference to Exhibit A with Form T-1 Statement, Registration No. 2-50369.

   *Exhibit B
   Copy of Charter under date of March 1, 1927 authorizing Bank of Italy National Trust and Savings Association to commence business of banking.

   *Exhibit C
   Copy of authorization of the Federal Reserve Board issued under date of November 1, 1930, granting Bank of America
   National Trust and Savings Association the right to act in a fiduciary capacity.

   *Exhibit D
   Certificate issued by the Comptroller of the Currency under date of November 1, 1930 evidencing consolidation of Bank of Italy National Trust and Savings Association and Bank of America of California under the corporate title of Bank of America National Trust and Savings Association.

   *Exhibit E
   Copy of Charter under date of March 31, 1969, authorizing B.
   A. National Bank to commence business of banking.

   *Exhibit F
   Copy of certificate issued by the Comptroller of the Currency under date of April 1, 1969, evidencing the merger of Bank of America National Trust and Savings Association into B. A. National Bank under the title "Bank of America National Trust and Savings Association."

   *Exhibit G
   A copy of the approval for "Bank of America National Trust and Savings Association" to operate the presently existing branches of Bank of America National Trust and Savings
   Association.

   *Exhibit H
   Consent of Bank of America National Trust and Savings
   Association required by Section 321(b) of the Act.

   Exhibit I
   Copy of the latest Report of Condition at the close of business on June 30, 1993 of the Trustee published in response to call made by Comptroller of Currency.

   Exhibit J
   A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. (Not applicable)

   Exhibit K
   Foreign trustees are required to furnish a consent to service of process (see Rule 10a-4 under the Act). (Not applicable)



* Exhibits prefaced by this designation are filed with Securities and Exchange Commission as exhibits to Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, in connection with the Registration Statement of Border, Inc., File No. 2-50369, under the same exhibit number and are incorporated herein by reference.

                            SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Bank of America National Trust and Savings Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City and County of San Francisco, State of California, on the 25th day of March, 1994.


                              BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION



                              By:        F. Rockett

                                         F. Rockett
                                  Assistant Vice President


Attest:      A. Catania

             A. Catania
           Vice President

                                                       EXHIBIT I


                       REPORT OF CONDITION


Consolidating domestic and foreign subsidiaries of the BANK OF AMERICA NT&SA of San Francisco in the State of California, at the close of business on June 30, 1993 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.

Charter number 13044 - National Bank Region Number 14.

                                                  Dollar Amounts
STATEMENT OF RESOURCES AND LIABILITIES                       in
Thousands



Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin...
$ 8,400,000
  Interest-bearing balances............................
2,514,000
Securities.............................................
7,493,000

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the
bank and of its Edge and Agreement subsidiaries,
and in IBFs:
  Federal funds sold...................................
4,557,000
  Securities purchased under agreements to resell......
5,000
Loans and Lease financing receivables:
  Loans and Leases, net of unearned income.............$95,753,0
00
  Less: Allowance for loan and lease losses............2,594,000
  Less: Allocated transfer risk reserve................   77,000

  Loans and Leases, net of unearned income,
  allowance, and reserve...............................
93,082,000
Assets held in trading accounts........................
5,000,000
Premises and fixed assets (including capitalized leases)
2,719,000
Other real estate owned................................
1,741,000
Investments in unconsolidated subsidiaries and
  associated companies.................................
330,000
Customers' liability to this bank on acceptances
  outstanding..........................................
612,000
Intangible assets......................................
2,556,000
Other assets...........................................
4,961,000

Total assets...........................................
133,970,000

STATEMENT OF RESOURCES AND LIABILITIES cont'd.

Deposits:
  In domestic offices................................. $86,241,000
   Noninterest-bearing................................$24,948,000
   Interest-bearing...................................61,293,000

In foreign offices, Edge and Agreement subsidiaries,
and IBFs.............................................. 19,667,000
   Noninterest-bearing................................$ 1,416,000
   Interest-bearing...................................18,251,000

Federal funds purchased and securities sold under
agreements to repurchase in domestic offices of the
bank and of its Edge and Agreement subsidiaries,
and in IBFs:
   Federal funds purchased.............................
2,615,000
   Securities sold under agreements to repurchase......
162,000
Demand notes issued to the U.S. Treasury...............
1,000
Other borrowed money...................................
3,677,000
Mortgage indebtedness and obligations under
   capitalized leases..................................
59,000
Bank's liability on acceptances executed and
   outstanding.........................................
612,000
Subordinated notes and debentures......................
4,166,000
Other liabilities......................................
5,120,000


Total liabilities......................................
122,320,000


Common stock...........................................
616,000
Surplus (exclude all surplus related to preferred stock)
5,340,000
Undivided profits and capital reserves.................
5,783,000
Less: Net unrealized loss on marketable equity
   securities..........................................
0
Cumulative foreign currency translation adjustments....
(89,000)


Total equity capital...................................
11,650,000


Total liabilities and equity capital...................
$133,970,000



I, Joseph B. Tharp, Executive Vice President and Financial
Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                   Joseph B. Tharp
                  August 12, 1993

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

               Richard M. Rosenberg )
                         C. R. Dahl ) Directors
                   Lewis W. Coleman )

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